UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2020

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, STE 240

NORCROSS, GA 30071

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 620-3186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	GALT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

Galectin Therapeutics Inc., a corporation organized under the laws of the State of Nevada (the “Company”) announced today that it has appointed Joel Lewis as the Company’s Chief Executive Officer, and that the Company’s current Chief Executive Officer, Dr. Harold Shlevin, is retiring.

From 2007 through 2019, Mr. Lewis acted as the Managing Director of Shareholder Services at Uline, Inc. (a distributor of shipping, packaging and industrial supplies). Mr. Lewis is a financial executive with over 25 years of experience started his career in public accounting in 1992. Prior to his employment with Uline Inc., Mr. Lewis served as a Tax and Accounting Manager for Century America LLC from 2001 to 2006 and a Tax Manager for Deloitte & Touche from 1998 to 2001. After spending a decade in public accounting where he specialized in both financial reporting and taxation, Mr. Lewis migrated to privately held companies focusing on high net worth family businesses. Mr. Lewis has a wide range of expertise including working in a variety of industries and disciplines including taxation, restructuring, acquisition and private equity ventures. Mr. Lewis is a registered CPA in the state of Illinois. He holds a B.S. in Accountancy from the University of Illinois and a Masters in Taxation from DePaul University. Mr. Lewis will continue to be a member of the Company’s Board of Directors and has served as a member of the Company’s Board of Directors (the “Board”) since December 2017.    Mr. Lewis was formerly chair of the Audit Committee of the Board until his appointment as Chief Executive Officer.

Mr. Lewis has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Lewis and any other persons pursuant to which he was selected as a director.

In connection with the appointment of Mr. Lewis, the Company and Mr. Lewis entered into an employment agreement, dated August 31, 2020 (the “Employment Agreement”), and a Deferred Stock Unit Agreement, dated August 31, 2020 (the “DSU Agreement”). The Employment Agreement has an initial term of two years and automatically renews for additional one-year terms thereafter, unless either Mr. Lewis or the Company elects not to renew. Mr. Lewis will serve as Chief Executive Officer of the Company effective as of September 2, 2020 (the “Start Date”), and will be paid an annual base salary of $500,000. Under the terms of the Employment Agreement, 20% of his base salary will be paid in cash, and 80% will be paid in the form of deferred-stock-units (“DSUs”) in accordance with the terms and subject to the provisions set forth in the DSU Agreement. In addition, Mr. Lewis is entitled to participate in the Company’s performance bonus plan with a potential of up to 50% of his annual base salary, which will also be paid 20% in cash and 80% in DSU’s. Further, Mr. Lewis received on the date of the agreement an initial grant of options to purchase 250,000 shares of the Company’s common stock, par value $0.001 per share, which options shall vest one-twelfth on a quarterly basis for twelve consecutive quarters, such that the options shall be fully vested twelve quarters following the date of grant (the “Award”). The options under the Award shall be issued pursuant to the Company’s 2019 Omnibus Equity Incentive Plan (the “Plan”). Pursuant to the Employment Agreement, Mr. Lewis is also eligible to receive healthcare benefits as may be provided from time to time by the Company to its employees generally, to participate in the Company’s 401(k) plan and to receive paid time off annually in accordance with the Company’s policies in effect from time to time. Finally, pursuant to the Employment Agreement, the Company will be required to furnish a lump sum cash payment to Mr. Lewis upon a termination of Mr. Lewis without “Cause” or upon Mr. Lewis’ resignation for “Good Reason” as such terms are defined in the Employment Agreement or in the event the Company gives notice of non-renewal on or before September 30, 2023. The Employment Agreement includes customary intellectual property, assignment, and other representations by Mr. Lewis.

Pursuant to the DSU Agreement, 80% of Mr. Lewis’ base salary under the Employment Agreement shall be payable in DSUs, which DSUs credited to Mr. Lewis as of any date shall be fully vested and nonforfeitable at all times. The Company shall issue the shares underlying the outstanding whole number of DSUs credited to Mr. Lewis as follows: twenty five percent shall be issued on March 1, 2023, twenty five percent shall be issued on September 1, 2023 and fifty percent shall be issued on March 1, 2024.

The foregoing is merely a summary of the material terms set forth in the Employment Agreement and DSU Agreement, and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 hereto, and the DSU Agreement which is attached as Exhibit 10.2 hereto, each of which are incorporated herein by reference.

Retirement of Chief Executive Officer

In connection with his retirement, Dr. Shlevin entered into a Retirement Agreement with the Company dated August 31, 2020 (the “Retirement Agreement”) and a Consulting Agreement with the Company dated August 31, 2020 (the “Consulting Agreement”). The Retirement Agreement provides that Dr. Shlevin shall receive his base compensation through the separation date of September 2, 2020 plus a cash bonus for 2020 of $210,000 in lieu of any other bonuses. He shall be eligible to receive his portion of the “pharma deal achievement bonus” as established by the Board of Directors of the Company on May 22, 2018 in the event a transaction qualifying under such program were to occur during the term of the Consulting Agreement. In addition, Dr. Shlevin’s previously issued stock option awards under the Plan shall continue to vest so long as Dr. Shlevin provides consulting services to the Company under the Consulting Agreement. The Consulting Agreement has an initial term of one year, and for his services Dr. Shlevin shall receive payment of $432 per hour, but not less than $8,640 per month. The Consulting Agreement also includes certain intellectual property, assignment, and non-compete obligations by Dr. Shlevin.

The foregoing is merely a summary of the material terms set forth in the Retirement Agreement and Consulting Agreement, and is qualified in its entirety by reference to the Retirement Agreement, which is attached as Exhibit 10.3 hereto, and the Consulting Agreement which is attached as Exhibit 10.4 hereto, each of which are incorporated herein by reference.

On September 2, 2020, the Company issued a press release announcing the appointment of Mr. Lewis and Dr. Shlevin’s retirement, a copy of which is attached as Exhibit 99.1 hereto.

Expansion of the Board of Directors

On August 31, 2020, the Board approved an increase in the number of authorized directors on the Board from nine to eleven, and appointed Elissa J. Schwartz and Richard A. Zordani to fill the newly created directorships resulting from the increase in the number of authorized directors, with initial terms expiring at the 2020 annual meeting of stockholders of the Company. Mr. Zordani will serve as chair of the Audit Committee of the Board, where he will serve as the Audit Committee’s financial expert.

There are no arrangements or understandings between either of Dr. Schwartz or Mr. Zordani, on the one hand, and the Company or any other persons, on the other, pursuant to which either of Dr. Schwartz or Mr. Zordani was selected as a director. There are no related party transactions between the Company and either of Dr. Schwartz or Mr. Zordani (or any immediate family member thereof) requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s cash compensation program for directors, non-employee directors of the Company receive an annual cash retainer of $35,000. As chair of the Audit Committee will receive an annual cash retainer of $15,000. For 2020, Dr. Schwartz and Mr. Zordani will receive a prorated part of the annual compensation.

Richard A. Zordani has been the Director of Shareholder Services at Uline, Inc. (a distributor of shipping, packaging and industrial supplies) since 2013. Prior to joining Uline, Mr. Zordani served as a Director and Vice President for Diversified Financial Management Corp. (Pritzker family office) where he advised on complex legal and tax structures for domestic and foreign entities and trusts from 2003 through 2013 and an Audit Manager for Altschuler, Melvoin & Glasser LLP (now RSM McGladrey) from 1996 through 2003. Mr. Zordani received his undergraduate degree from the University of Illinois at Urbana/Champaign and is a Registered CPA in the state of Illinois.

Elissa J. Schwartz, Ph.D. is a disease modeler who is currently a professor of biological sciences and mathematics at Washington State University (WSU). She received a PhD in Biomedical Sciences from Mount Sinai–NYU, a BA in Mathematics from UC Berkeley, and interdisciplinary postdoctoral training in Biomathematics and Biostatistics from UCLA. She is also affiliated with the WSU College of Veterinary Medicine in microbiology and pathology, and she is currently on the WSU COVID-19 modeling task force. Dr. Schwartz is the author of over 30 scientific publications on infectious disease, the immune response, and biological modeling. She serves on the

Board of Directors for the Society for Mathematical Biology, and she previously served as a consultant for Pharmerit International, LP, a pharmaceutical economics company. Dr. Schwartz has held fellowships with the Mathematical Biosciences Institute (Ohio State University) and the African Institute for Mathematical Sciences (Cape Town, South Africa), and she served on the teaching faculty for courses in British Columbia, India, and Nepal.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.

10.1	Employment Agreement, dated August 31, 2020, between Galectin Therapeutics Inc. and Joel Lewis

10.2	Deferred Stock Unit Agreement, dated August 31, 2020, between Galectin Therapeutics Inc. and Joel Lewis

10.3	Retirement Agreement, dated August 31, 2020, between Galectin Therapeutics Inc. and Harold Shlevin.

10.4	Consulting Agreement, dated August 31, 2020, between Galectin Therapeutics Inc. and Harold Shlevin.

99.1	Press Release of Galectin Therapeutics Inc., dated September 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galectin Therapeutics Inc.

Date: September 2, 2020	By:	/s/ Jack W. Callicutt
Jack W. Callicutt Chief Financial Officer